  Exhibit 4.5

AMENDED AND RESTATED REVOLVING LOAN NOTE
$5,000,000.00 February 15, 2017	New York, New York

FOR VALUE RECEIVED, each of HERE TO SERVE – MISSOURI WASTE DIVISION, LLC, a Missouri limited liability company (“HTS MWD”), HERE TO SERVE – GEORGIA WASTE DIVISION, LLC, a Georgia limited liability company (“HTS GWD”), MERIDIAN LAND COMPANY, LLC, a Georgia limited liability company (“MLC”), MERIDIAN WASTE OPERATIONS, INC., a New York corporation (“Operations”), CHRISTIAN DISPOSAL LLC, a Missouri limited liability company (“Christian Disposal”), FWCD, LLC, a Missouri limited liability company (“FWCD”), THE CFS GROUP, LLC, a Virginia limited liability company (“CFS”), THE CFS GROUP DISPOSAL & RECYCLING SERVICES, LLC, a Virginia limited liability company (“CFS Disposal”), and RWG5, LLC, a Virginia limited liability company (“RWG5”), MERIDIAN WASTE MISSOURI, LLC, a Missouri limited liability company (“Meridian Missouri”), and MERIDIAN INNOVATIONS, LLC, a Georgia limited liability company (“Innovations”, and together with HTS MWD, HTS GWD, MLC, Operations, Christian Disposal, FWCD, CFS, CFS Disposal, RWG5 and Meridian Missouri, the “Companies” and each, a “Company”), jointly and severally promise to pay GOLDMAN SACHS SPECIALTY LENDING HOLDINGS, INC. (“Payee”) or its registered assigns, on or before December 22, 2020 the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) and (b) the unpaid principal amount of all advances made by Payee to Companies as Revolving Loans under the Credit Agreement referred to below.
Companies also jointly and severally promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of February 15, 2017 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Companies, MERIDIAN WASTE SOLUTIONS, INC., a New York corporation (“Holdings”), certain Subsidiaries of Holdings, as Guarantors, the Lenders party thereto from time to time, and GOLDMAN SACHS SPECIALTY LENDING GROUP, L.P., as Administrative Agent, Collateral Agent and Lead Arranger.
This Note is one of the “Revolving Loan Notes” in the aggregate principal amount of $5,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Companies, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Companies hereunder with respect to payments of principal of or interest on this Note.
This Note is subject to mandatory prepayment and to prepayment at the option of Companies, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANIES AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Companies, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
Companies jointly and severally promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Companies and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
[signature pages follows]

IN WITNESS WHEREOF, Companies have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

HERE TO SERVE – MISSOURI WASTE DIVISION, LLC

By:s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

HERE TO SERVE – GEORGIA WASTE DIVISION, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

MERIDIAN WASTE OPERATIONS, INC.

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Chief Executive Officer

MERIDIAN LAND COMPANY, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

CHRISTIAN DISPOSAL LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

FWCD, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

THE CFS GROUP, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

 [Signature Page to Amended and Restated Revolving Loan Note]

THE CFS GROUP DISPOSAL & RECYCLING SERVICES, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

RWG5, LLC

By:/s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

MERIDIAN WASTE MISSOURI, LLC

By:s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

MERIDIAN INNOVATIONS, LLC

By:s/ Jeffrey S. Cosman
Name: Jeffrey S. Cosman
Title: Manager

[Signature Page to Amended and Restated Revolving Loan Note]

TRANSACTIONS ON REVOLVING LOAN NOTE
Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By